                                                                    EXHIBIT 99.2

                              AMENDMENT NUMBER ONE
                                       TO
                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         THIS AMENDMENT NUMBER ONE TO CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT is made and entered into on this the 16th day of July, 1996, by and among TXEN, INC., an Alabama corporation (the "Company"), NICHOLS RESEARCH CORPORATION, a Delaware corporation ("NRC"), and all of the current shareholders of the Company, namely THOMAS L. PATTERSON, PAUL D. REAVES, CHRIS
H. HORGEN, PHILIP BOWLING, BILLY CALLANS, WILLIAM J. CROCKER, JEFFREY J. FISHER, GREGORY L. FULLER, AMY E. KNOWLES, BRYAN V. JENNINGS, SCOTT MCFARLAND, PATRICIA R. MIZE, TODD K. MORGAN, NANCY ROSS ONAKA, ROY T. SAILOR, STEVEN A. SELIKOFF, ANN M. TILL, MAXINE WADE, RICHARD G. WAGGENER, DAVID A. WATTS, TERENCE A. WEBER and H. GREY WOOD (herein collectively referred to as the "Shareholders").

                                R E C I T A L S


         On December 16, 1994, NRC, the Company and Thomas L. Patterson, Paul
D. Reaves and Chris H. Horgen (collectively the "Original Shareholders") entered into a Convertible Stock Purchase Agreement whereby NRC purchased one share of Preferred Stock from the Company. As provided by the terms of the Preferred Stock, NRC has converted the Preferred Stock to shares of Class B Common Stock. The Convertible Preferred Stock Purchase Agreement contained certain post closing covenants which the parties desire to amend to permit the sale and transfer to the Company by the Management Shareholders of 140,000 shares of Class A Common Stock which will provide shares for an employee stock option plan. One hundred thousand shares of Class A Common Stock will be made subject to a stock option plan providing options that can only be exercised if an employee continues to be employed by the Company for a period of two years. Options for an additional 40,000 shares will be granted to certain key employees with the further condition that the Company must obtain certain minimum net earnings during its fiscal year ending June 30, 1997, in order for the options to be exercisable. This amendment is to provide for an option for the Company to purchase up to 140,000 shares of Class A Common Stock from the Management Shareholders at their current fair market value as determined by an independent appraisal. Capitalized terms used herein not otherwise defined shall have the meanings ascribed thereto in the Convertible Preferred Stock Purchase Agreement.

                               A G R E E M E N T

         THEREFORE, in consideration of the mutual covenants herein contained, the parties do hereby agree as follows:

         1. There is hereby added to Section 5 entitled Post Closing Covenants of the Parties a new Section 5.17 as follows:

                          5.17 Employee Stock Option Plan. The Company may purchase from the Management Shareholders up to a maximum of 140,000 shares of Class A Common Stock in such proportion as they may agree in consideration of a price per share determined by an independent appraisal and valued as of June 30, 1996 to be purchased for cash simultaneously with the exercise by NRC of its option to acquire all of the Class A Common Stock. The Management Shareholders shall grant to the Company options to purchase such shares by option agreement executed not later than 30 days after such appraisal is approved by NRC. Up to a maximum of 100,000 shares of Class A Common Stock to be purchased shall be used by the Company to fund the employee stock option plan attached hereto as Exhibit "A-1." The grant of options pursuant to such stock option plan shall be pursuant to grant agreements attached hereto as Exhibit "B- 1." Up to a maximum of 40,000 shares of Class A Common Stock to be purchased shall be used by the Company to fund the key employee stock option plan attached hereto as Exhibit "C-1."

         Except as amended above, the Convertible Preferred Stock Purchase Agreement shall remain in full force and effect according to its terms and conditions.

         IN WITNESS WHEREOF, the parties have hereunto executed this Amendment Number One to Convertible Preferred Stock Purchase Agreement on the date and year first above written.


                                             TXEN, Inc.


                                             By  Thomas L. Patterson
                                                --------------------------------
                                                      Its  President
                                                          ----------------------

                                             NICHOLS RESEARCH CORPORATION


                                             By  Chris H. Horgen
                                                --------------------------------
                                                    Its Chief Executive Officer
                                                        -----------------------




                    [Signatures Continued on Following Page]

                   [Signatures Continued from Previous Page]


                                             SHAREHOLDERS:


                                             THOMAS L. PATTERSON
                                             -----------------------------------
                                             THOMAS L. PATTERSON

                                             PAUL D. REAVES
                                             -----------------------------------
                                             PAUL D. REAVES

                                             CHRIS H. HORGEN
                                             -----------------------------------
                                             CHRIS H. HORGEN

                                             PHILIP BOWLING
                                             -----------------------------------
                                             PHILIP BOWLING

                                             BILLY CALLANS
                                             -----------------------------------
                                             BILLY CALLANS

                                             WILLIAM L. CROCKER
                                             -----------------------------------
                                             WILLIAM L. CROCKER

                                             JEFFREY J. FISHER
                                             -----------------------------------
                                             JEFFREY J. FISHER

                                             GREGORY L. FULLER
                                             -----------------------------------
                                             GREGORY L. FULLER

                                             AMY E. KNOWLES
                                             -----------------------------------
                                             AMY E. KNOWLES

                                             BRYAN V. JENNINGS
                                             -----------------------------------
                                             BRYAN V. JENNINGS

                                             SCOTT MCFARLAND
                                             -----------------------------------
                                             SCOTT MCFARLAND

                                             PATRICIA R. MIZE
                                             -----------------------------------
                                             PATRICIA R. MIZE


                    [Signatures Continued on Following Page]

                   [Signatures Continued from Previous Page]

                                             TODD K. MORGAN
                                             -----------------------------------
                                             TODD K. MORGAN

                                             NANCY ROSS ONAKA
                                             -----------------------------------
                                             NANCY ROSS ONAKA

                                             ROY T. SAILOR
                                             -----------------------------------
                                             ROY T. SAILOR


                                             STEVEN A. SELIKOFF
                                             -----------------------------------
                                             STEVEN A. SELIKOFF


                                             ANN M. TILL
                                             -----------------------------------
                                             ANN M. TILL


                                             MAXINE WADE
                                             -----------------------------------
                                             MAXINE WADE


                                             RICHARD G. WAGGENER
                                             -----------------------------------
                                             RICHARD G. WAGGENER


                                             DAVID A. WATTS
                                             -----------------------------------
                                             DAVID A. WATTS


                                             TERENCE A. WEBER
                                             -----------------------------------
                                             TERENCE A. WEBER


                                             H. GREY WOOD
                                             -----------------------------------
                                             H. GREY WOOD

                                                                    EXHIBIT A-1

                                   TXEN, INC.

                        1996 INCENTIVE STOCK OPTION PLAN


                                    RECITALS

A. Pursuant to that certain Agreement entitled: "Stock Purchase Option Agreement" by and among Nichols Research Corporation ("Nichols"), TXEN, Inc. ("Company") and the Shareholders of the Company dated December 16, 1994 as amended, Nichols has been granted an option to acquire all of the outstanding shares of capital stock of the Company for a price per share based upon a formula calculated with respect to the net earnings of the Company for its fiscal year ending June 30, 1997.

B. This Plan is to provide incentive to all employees of the Company to contribute to the profits of the Company by their ability, industry, loyalty and exceptional service through making them participants in the Company's success, provided that Nichols deems the net earnings of the Company for the year to be sufficient and it acquires all of the outstanding capital stock of the Company.

C. The Company's two principal Class A Common Shareholders, Thomas L. Patterson and Paul D. Reaves, have agreed to make available a total of 100,000 shares to the treasury of the Company to be made subject to the terms and conditions of this Plan.

D. It is anticipated that holders of options to purchase the Company's shares under this Plan will become entitled to purchase Nichols shares in lieu of the Company's shares after Nichols has exercised its said option with the option price per Nichols' share to be set to give the holder the benefit of the appreciation of the value of the Company's shares at the time of the acquisition by Nichols over the employee's option price. No options to be granted hereunder will be exercisable unless and until Nichols exercises its said option.

1.       DEFINITIONS.

         "1996 Plan" means this 1996 Incentive Stock Option Plan.

         "Committee" means the Stock Option Plan Committee of the Board of Directors described in paragraph 3 hereof.

         "Class A Common Stock" means shares of the Company's Class A Common Stock with par value as authorized on the date of adoption of this 1996 Plan ($0.002), except as this definition may be modified as provided in paragraph 6 hereof.

         "Company" means TXEN, Inc., an Alabama corporation.

         "Effective Date" means this plan shall be effective as of July 31, 1996.

         "Employees" means persons (including officers, whether or not they are also directors) employed by the Company or a subsidiary thereof, on a full-time basis.

         "Fair Market Value" means the fair market value per share as established from time to time by the Committee.

         "Nichols" means Nichols Research Corporation, a Delaware corporation.

         "Option" means an Option, granted by the Company pursuant to the 1996 Plan, to purchase shares of Class A Common Stock.

         "Option Agreement" means a written agreement between the Company and a Participant evidencing an Option.

         "Option Period" means the period from the date of granting of an Option to the date after which such Option may no longer be exercised.

         "Option Price" means the price to be paid for shares of Class A Common Stock being purchased pursuant to an Option.

         "Participant" means an eligible Employee, as described in paragraph 4 hereof, who accepts an Option, or the estate, personal representative or beneficiary thereof having the right to exercise an Option pursuant to the provisions of paragraph 8(f) hereof, as the case may be.

2.       PURPOSE.

         The 1996 Plan is intended as an incentive and to encourage the holders of the Options to increase their proprietary interest in the Company's success and to induce them to enter the employment of the Company or encourage them to remain in the employ of the Company.

3.       ADMINISTRATION.

         (a) The 1996 Plan shall be administered by a Stock Option Plan Committee, made up of not less than two (2) persons, all of whom shall be members of the Board of Directors and all of whom shall be "disinterested persons," designated by resolution of the Board of Directors. Committee members shall not be eligible to receive Options under this 1996 Plan.

         (b) Subject to the provisions of the 1996 Plan, the Committee shall have authority in its discretion: (i) to construe and interpret the 1996 Plan and all Options granted hereunder, and to determine the terms and provisions (and amendments thereof) of the Options granted under the 1996 Plan, including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to provide that Options under the 1996 Plan will be incentive stock options under Section 422A of the Internal Revenue Code of 1986 as it now exists or may from time to time be amended and/or superseded or to conform to any change in any law or regulation applicable thereto, and as shall be required in the judgment of the Committee to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934 as it now exists or may from time to time be amended and/or superseded or to conform to any change in any law or regulation applicable thereto; (ii) to define the terms used in the 1996 Plan and in the Options granted thereunder; (iii) to prescribe, amend and rescind rules and regulations relating to the 1996 Plan; (iv) to determine the individuals to whom and the time or times at which Options shall be granted, the price, and the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the 1996 Plan; and (v) to make all other determinations necessary or advisable for the administration of the 1996 Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the 1996 Plan and on their legal representatives and beneficiaries.

         (c) A quorum for the transaction of business of the Committee shall be two (2) members, and any action of the Committee with respect to the 1996 Plan shall be taken by unanimous vote of the members present at a duly constituted meeting of the Committee or by written consent of all of the members of the Committee without the holding of a meeting.

4.       ELIGIBILITY.

         Subject to the exclusions relating to "disinterested persons" set forth in paragraph 3 hereof, the individuals who shall be Participants shall be
(a) such Employees who are recommended by the Committee from time to time; and
(b) employees of corporations which are merged or consolidated with the Company, or whose assets or stock is acquired by the Company, who become Employees and who are similarly recommended.


5.       STOCK AND NUMBER OF SHARES AVAILABLE FOR OPTIONS.

         The shares of Class A Common Stock subject to Options and the provisions of the 1996 Plan shall be shares of Class A Common Stock reacquired by the Company. Subject to the provisions of paragraph 6 hereof, 100,000 shares of the Class A Common Stock of the Company will be reserved for issue upon exercise of Options granted under the 1996 Plan. If any such Options shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to Options heretofore granted shall again be available for purposes of the 1996 Plan.

         No Participant shall receive Options, first exercisable during any single calendar year, for shares, the Fair Market Value of which (determined at the time of grant of the Options) exceeds $100,000. Accordingly, no Participant shall be entitled to exercise Options in any single calendar year, except to the extent first exercisable in previous calendar years, for shares of Class A Common Stock the value of which (determined at the time of grant of the Options) exceeds

$100,000.

         Subject to the provisions of this paragraph 5, Participants shall be granted Options for such number of shares of Class A Common Stock as may be recommended by the Committee.

6.       RECAPITALIZATION OR CHANGE IN PAR VALUE OF CLASS A COMMON STOCK.

         The number of shares and the Option Price for the shares covered by each outstanding Option shall all be proportionately adjusted for any increase or decrease in the number of shares of Class A Common Stock resulting from a subdivision or consolidation of the issued shares of Class A Common Stock or the payment of a stock dividend on Class A Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. In the event of a change in the Company's presently authorized Class A Common Stock which is limited to a change of all of its presently authorized shares with par value, or any change of the then authorized shares with par value into the same number of shares without par value, or any change of the then authorized shares with par value, the shares resulting from any such change shall be deemed to be Class A Common Stock as defined in paragraph 1. In the event that the outstanding shares of Class A Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, of Nichols, or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation, whether or not the Company shall be the surviving corporation then, there shall be substituted for each share of Class A Common Stock subject to any such Option and for each share of Class A Common Stock reserved for issuance pursuant to the 1996 Plan but not yet covered by an Option the number and kind of shares of stock or other securities into which each outstanding share of Class A Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this paragraph 6, in the number or kind of shares then subject to an Option or Options and of the shares theretofore reserved for issuance pursuant to the 1996 Plan but not yet covered by an Option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the 1996 Plan and of each Option hereunder and each Stock Option Agreement hereunder entered into in accordance with the 1996 Plan. No adjustment or substitution provided for in this paragraph 6 shall require the Company to buy or sell a fractional share under any Stock Option Agreement, and the total substitution or adjustment with respect to each Stock Option Agreement hereunder shall be limited accordingly.

7.       EFFECTIVE AND EXPIRATION DATES OF THE 1996 PLAN.

         Options may be granted for five years from the date of the approval of the 1996 Plan as provided in paragraph 12 or the date on which the 1996 Plan is adopted by the Board of Directors, whichever date is earlier. Any Option outstanding under the 1996 Plan at the time of termination of the 1996 Plan shall remain in effect until such Option shall have been exercised, shall have expired in accordance with its terms, or shall have been terminated by mutual consent of the parties.

8.       TERMS AND CONDITIONS OF OPTION AGREEMENTS.

         Option Agreements shall be in such form as the Committee shall, from time to time, recommend and all Option Agreements (other than substitute stock options) shall comply with and be subject to the following terms and conditions:

         (a) MEDIUM AND TIME OF PAYMENT: An Option shall be exercised in the manner set forth in the Option Agreement relating thereto and payment in full for all shares being purchased at the time shall be made coincidentally therewith. Such payment shall be in United States dollars effected by means of cash, certified check, bank draft, promissory note, or a combination of the foregoing all in the sole discretion of the Committee. Alternatively, such payment may be made, in whole or in part, in shares of Class A Common Stock of the Company, and any such shares so tendered in payment shall be valued for such purpose at the then Fair Market Value.

         (b) OPTION PRICE: Subject to the provisions of paragraph 6 hereof, no Option Price shall be less than one hundred percent (100%) of the Fair Market Value of the shares of Class A Common Stock on the date of the granting of the Option, provided that in the case of an Option granted to any person then owning more than 10% of the voting power of the Company's stock, the purchase price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares subject to the Option.

         (c) OPTION PERIOD: The Option Period shall not be more than five years from the date the Option is granted.

         (d) DATE AND AMOUNT OF EXERCISE: A Participant must remain in the employ of the Company for two years from the date the Option is granted before he can exercise any part of it, and he may thereafter exercise the Option during the remaining three year term of the Option Period, provided that Nichols must have acquired all of the capital stock of the Company.

         (e) CESSATION OF EMPLOYMENT OF A LIVING PARTICIPANT: In all cases of cessation of employment of a living Participant after two years from the date of grant other than by reason of normal retirement, the Participant must exercise his Options within thirty (30) days after the date he ceases to be an Employee of the Company or any subsidiary of the Company or such Options shall automatically terminate; in the event of normal retirement a Participant shall have ninety (90) days in which to exercise his Options.

         (f) DEATH OF A PARTICIPANT: In the event of the death of a Participant during employment after two years from the date of his Option, or within the thirty or ninety day periods mentioned in paragraph 8(e), whichever is applicable, his estate or personal representative, as the case may be, shall have the right to exercise his Option at any time within twelve (12) months from the date of his death unless such time is shortened by the requirements of paragraph 8(c).

In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine to be necessary or desirable.

         (g) COMPLIANCE WITH LAWS RELATING TO THE SALE OF SECURITIES: The exercise of any Option shall, at the election of the Company, be contingent upon receipt by the Company of a written representation by the Participant that at the time of such exercise it is the intention of the Participant exercising the Option to acquire the shares being purchased for investment and not with a view to, or in connection with, resale or distribution of any Stock of the Company, and to hold said shares indefinitely, or, in the alternative, at the Company's sole election, such action shall be taken by the Company and the Participant prior to the issuance of the shares as the Company shall consider necessary to comply with applicable laws and regulations relating to the sale of securities.

         (h) MERGER AND DISSOLUTION: Subject to any required action by the stockholders of the Company, if the Company shall participate in any merger or consolidation, whether or not the Company is the surviving corporation in such merger or consolidation, any Option shall pertain to and apply to the number and class of the securities to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, the Participant had been the holder of record of a number of shares of Class A Common Stock equal to the number of shares covered by such unexercised portion of his Option. In a dissolution or liquidation of the Company every outstanding Option shall terminate.

         (i) ASSIGNABILITY: No Option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, the Option shall be exercisable only by him. The executors, administrators, legal representatives, distributees and legatees of a Participant are, after the death of such Participant, referred to as the "Participant" with respect to any Options granted to such Participant.

         (j) RIGHTS AS A STOCKHOLDER: A Participant shall have no rights as a stockholder with respect to shares covered by his Option until the date of the issuance or transfer of shares to him. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are issued or transferred.

         (k) EFFECT OF OTHER OUTSTANDING OPTIONS: An Option shall be exercisable whether or not there is outstanding (within the meaning of the applicable provisions of the Internal Revenue Code) any stock option theretofore granted to the Participant to purchase stock in the Company or any corporation which on the date of the grant of the Option is a parent or subsidiary corporation of the Company or any predecessor corporation of any such corporation.

         (l) DISPOSITION OF SHARES PRIOR TO TWO YEARS: If a Participant shall dispose of any of the shares purchased pursuant to an Option within two
(2) years from the date of the granting
of the Option or within one (1) year from the date the shares were acquired by him, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Participant shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares.

         (m) OTHER PROVISIONS: Option Agreements shall contain such other terms and conditions not inconsistent with the provisions of this paragraph 8 or the other provisions of the 1996 Plan as the Committee shall recommend and the Board of Directors shall deem advisable.

9.       INDEMNIFICATION AND EXCULPATION.

         (a) Each person who is or shall have been a member of the Board of Directors or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this 1996 Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

         (b) Each member of the Board of Directors or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished in connection with the administration of this 1996 Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee, or an officer or employee of the Company be liable for any determination made or other action taken or any omission to act in reliance upon any such information or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

10.      DISCONTINUANCE AND AMENDMENT OF THE PLAN.

         The Board of Directors may, from time to time, alter, amend, suspend, or discontinue the Plan with respect to any shares as to which Options have not been granted. The Board of Directors may not without the consent of the Participant to whom any Option shall theretofore have been granted, alter, amend, suspend or discontinue the Plan with respect to shares as to which Options have been granted to such Participant, if the effect of such alteration, amendment, suspension or discontinuance would be to adversely affect the rights of such Participant under such

Option. The Board of Directors may not amend the 1996 Plan without the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state in which the Company is incorporated, if such amendment would (a) materially increase the benefits accruing to Participants under the 1996 Plan; (b) materially increase the number of shares which may be issued under the 1996 Plan; or (c) materially modify the requirements as to eligibility for participation in the 1996 Plan.

11.      APPLICATION OF PROCEEDS.

         The proceeds received by the Company from the sale of stock pursuant to Options will be used for general corporate purposes.

12.      TIME OF GRANTING OF OPTIONS.

         Nothing contained in the 1996 Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company and no action taken by the Committee shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed and delivered by or on behalf of the Company and the employee to whom such Option is granted.

13.      SHAREHOLDER APPROVAL OF 1996 PLAN.

         This 1996 Plan shall become effective upon the adoption by the Board of Directors, either at a meeting or by unanimous written consent, subject to the approval thereof by Nichols and by holders of a majority of the Company's voting shares present in person or by proxy at a duly constituted meeting or by unanimous written consent. Such shareholder approval must be within twelve months after the 1996 Plan is adopted by the Board of Directors.

14.      SAVING CLAUSE.

         Any provision of this 1996 Plan which, if given effect, would disqualify any Option granted hereunder as an "incentive stock option" under the terms of the Internal Revenue Code of 1986, or would disqualify the 1996 Plan from exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934, shall be null and void and of no effect, and any such provision shall be deemed not to be a part of this 1996 Plan for purposes of construction hereof.

                                                                    EXHIBIT B-1

                                   TXEN, INC.
                             STOCK OPTION AGREEMENT


         This Stock Option Agreement (hereinafter referred to as the "Option Agreement"), is made and entered into by and between TXEN, Inc., an Alabama corporation (hereinafter referred to as the "Company") and the undersigned (hereinafter referred to as the "Employee") who is an employee of the Company.

                                    RECITALS

A. The stock option granted hereunder is granted pursuant to the terms of the TXEN, Inc. 1996 Incentive Stock Option Plan dated July 31, 1996, a copy of which is attached hereto as Exhibit A (the "Plan"). Capitalized terms not defined herein shall have the meaning as defined in the Plan.

B. Pursuant to that certain agreement entitled: "Stock Purchase Option Agreement" by and among Nichols Research Corporation ("Nichols"), TXEN, Inc. ("Company") and the Shareholders of the Company dated December 16, 1994 as amended, Nichols has been granted an option to acquire all of the outstanding shares of capital stock of the Company for a price per share based upon a formula calculated with respect to the net earnings of the Company for its fiscal year ending June 30, 1997.

C. The Plan was adopted to provide incentive to all employees of the Company to contribute to the profits of the Company by their ability, industry, loyalty and exceptional service through making them participants in the Company's success, provided that Nichols deems the net earnings of the Company for the year to be sufficient and it acquires all of the outstanding capital stock of the Company.

D. It is anticipated that holders of options to purchase the Company's shares under the Plan will become entitled to purchase Nichols shares in lieu of the Company's shares after Nichols has acquired all the Company's capital stock with the option price per Nichols' share to be set to give the holder the benefit of the appreciation of the value of the Company's shares at the time of the acquisition by Nichols over the employee's option price. No options to be granted hereunder will be exercisable unless and until Nichols exercises its said option.

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements and covenants hereinafter set forth and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions of this Option Agreement and the terms and conditions of the Plan, which are incorporated herein by reference and which shall govern in the event of any inconsistent or contrary term of condition herein, the Company hereby grants to the Employee the right and option to purchase the number of shares of its Class A Common Stock appearing in paragraph 11 hereof (this "Option"), exercisable in accordance with the provisions of paragraph 3 hereof.

         2. TERM OF OPTION. Subject to earlier termination as provided in paragraph 3 hereof, the term of this Option is five (5) years from the date hereof. In no event may this Option be exercised as to any shares covered hereby after 5:00 P.M. (Central time zone) on the date which immediately precedes the fifth anniversary of the date of this Option Agreement.

         3.      INCENTIVE STOCK OPTION.

         (a) OPTION PRICE. The purchase price of each share of Class A Common Stock, par value $0.002 per share, subject to this Option shall be a price to be established by the Stock Option Plan Committee following completion of an evaluation to be done by an independent third party. Such price shall represent a value no less than the Fair Market Value of each such share at the date of grant of this Option.

         (b) EXERCISE OF OPTION. The Employee must remain in the employ of the Company for two years before he can exercise any part of the Option. Also all of the outstanding capital stock of the Company must have been acquired prior to the exercise by the Employee of any part of this Option, and thus the Option will only be exercisable as to Nichols shares. Subject to the other provisions of this Option Agreement, the Employee may exercise this Option or any portion thereof, during the period beginning two years after the date of grant and ending on the date which immediately precedes the fifth anniversary, provided, however, that, no partial exercise of this Option may be made for less than 100 shares, or if less than 100 shares are still available for exercise under this Option, the number of such remaining shares. No fractional shares shall be purchasable or deliverable hereunder.

         (c) MANNER OF EXERCISE. This Option may be exercised by delivering written notice of exercise to the Secretary of the Company, in person, or by mail, postage prepaid, addressed to the attention of the Secretary of the Company at the location at which the Company then maintains its principal office, and if so mailed, shall be the date of exercise. Such notice shall be in the form furnished by the Committee and shall be accompanied by payment of the purchase price for the shares being purchased. Payment shall be effected by cash, certified check, bank draft, promissory note or a combination of the foregoing all in the sole discretion of the Stock Option Committee. If approved by the Committee at the time of such exercise, such payment may be made, in whole or in part, by transfer and delivery to the Company of shares of Nichols common stock, free and clear of any liens, encumbrances or charges of any kind, valued on the date of such exercise. The Company, in the event of exercise by an authorized person other than the Employee, may require proof of the right of such person to exercise this Option. As promptly as practicable after receipt by the Company of the aforementioned notice to purchase and the payment of the purchase price of the shares, the

Company shall cause to be issued to the person entitled to purchase the shares for which this Option is exercised, stock certificate(s) for the number of shares being purchased, which shall evidence fully paid and nonassessable shares.

         (d) PERSON WHO MAY EXERCISE OPTION. During the lifetime of the Employee, this Option shall be exercisable only by the Employee, or if the Employee is disabled, by his duly appointed guardian or legal representative. Upon his death, to the extent that such Option is otherwise exercisable hereunder, this Option may be exercised by the Employee's legal representative or by a person who receives the right to exercise this Option under the Employee's Will or by the applicable laws of descent and distribution.

         (e) EARLIER TERMINATION OF OPTION. Notwithstanding the provisions of subparagraph 3(b) hereof, this Option, to the extent that it has not previously been exercised, and, except as expressly provided below, shall terminate upon the earliest to occur of (i) the expiration of the term of this Option as set forth in paragraph 2 hereof, (ii) the expiration of ninety (90) days after the Employee's Retirement (as defined below) from the employ of the Company, (iii) the expiration of one year after the Employee ceases to be an employee of the Company due to the death of the Employee, unless such time is shortened by the end of the five year term hereof, or (iv) the expiration of thirty (30) days after the date on which the Employee gives the Company, or the Company gives the Employee, notice of termination of the Employee's employment with the Company for any reason other than Retirement or death.

                 (i) For purposes of this Option Agreement, Retirement means termination of employment after age 65.

                 (ii) For purposes of this Option Agreement, a transfer of the Employee's employment between the Company, or between subsidiaries of the Company, shall not be deemed to be a termination of the Employee's employment.

         (f) CANCELLATION OF OPTION. At any time prior to the termination of this Option under paragraphs 2 or 3(e), the Stock Option Committee (as defined in the Plan) may, in its sole discretion and without the consent of the Employee, cancel any or all of the outstanding, exercisable portion of this Option and pay to the Employee the difference between the exercise price of such Option shares and the fair market value (as determined by the Stock Option Committee) of the shares covered by the Option on the date the Stock Option Committee gives written notice of its intention to exercise its right to buy out the Option.

         4. TRANSFERABILITY. This Option Agreement and any rights hereunder shall be nontransferable and nonassignable by the Employee or by any other person entitled hereunder to exercise any such rights; provided, however, that upon the death of the Employee any rights granted hereunder shall be transferable, subject to the provisions of subparagraph 3(e) hereof, by the Employee's will or by the applicable laws of descent and distribution.

         5. ADJUSTMENT OF SHARES. In the event of (i) any dividend payable in shares of Class A Common Stock; (ii) any recapitalization, reclassification, split-up, consolidation of, or other change in, the Common Stock; or (iii) an exchange of the then outstanding shares of Class A Common Stock, in connection with a merger, consolidation, or other reorganization of the Company, or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities that shall be subject to this Option and/or the purchase price per share which must be paid thereafter upon exercise of this Option shall automatically be appropriately adjusted to reflect the event described in (i), (ii), or (iii) above. The Stock Option Committee may in its sole discretion and to the extent it deems it necessary adopt a formal resolution to reflect the automatic adjustment required by this paragraph 5.

         6. SECURITIES LAWS RESTRICTIONS. This Option may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable securities or "blue sky" laws, or the shares have been registered under such laws. The Company shall not be required to register the shares issuable upon the exercise of the Option under any such laws. Unless the shares have been registered under all such laws, the Employee shall represent, warrant and agree, as a condition to the exercise of the Option, that the shares are being purchased for investment only and without a view to any sale or distribution of such shares and that such shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. The Company shall be under no obligation to register such shares, to comply with any exemption from registration or to supply the Employee with any information necessary to enable him or her to make routine sales of such shares under Rule 144 or any other rule or regulation of the Securities and Exchange Commission. The Employee acknowledges that the certificates evidencing the shares issued upon the exercise of the Option may bear an appropriate legend giving notice of the foregoing transfer restrictions.

         7. NO RIGHTS AS SHAREHOLDER OR TO EMPLOYMENT. Neither the Employee nor any other person authorized to purchase Class A Common Stock upon exercise of this Option shall have any interest in or shareholder rights with respect to any shares of the Class A Common Stock which are subject to this Option until such shares have been issued and delivered to the Employee or any such person pursuant to the exercise of this Option. Furthermore, neither this Option Agreement nor the Plan shall confer upon the Employee any rights of employment with the Company, including without limitation any right to continue in the employ of the Company, or shall affect the right of the Company to terminate the employment of the Employee at any time with or without cause.

         8. WITHHOLDING TAXES. As a condition of exercise of this Option, the Company may, in its sole discretion, withhold or require the Employee to pay or reimburse the Company for any taxes which the Company determines are required to be withhold in connection with the grant or any exercise of this Option.

         9. HEIRS AND SUCCESSORS. This Option Agreement and all terms and conditions hereof shall be binding upon the parties hereto, and their successors, heirs, legatees and legal representatives.

         10. AMENDMENT. The Company hereby reserves the right to amend this Option Agreement, except that no such amendment shall adversely affect the rights of the Employee hereunder without his written consent.

         11.     NAME OF EMPLOYEE; NUMBER OF SHARES; DATE.

                 Employee's Name and Address:


                 ----------------------------------------

                 ----------------------------------------

                 ----------------------------------------

                 ----------------------------------------

                 Number of Shares subject to this Option:

                                        (               ).
                 ----------------------- ---------------
                 Date of Option Grant:
                                      --------------------

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officer, and the Employee has executed this Option Agreement.

Attest:                                 TXEN, INC.

                                        By:
- -----------------------------               -----------------------------
Paul D. Reaves                                    Thomas L. Patterson
Its Vice President                                Its President

         The Employee hereby (i) acknowledges receipt of a copy of the Plan,
(ii) represents that he is familiar with the terms and provisions hereof and thereof and (iii) accepts the Option subject to all the terms and provisions hereof and thereof. The Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Stock Option Committee administering the Plan upon any questions arising under the Plan.
The Employee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of this Option.

Witness:                                   EMPLOYEE:


- ---------------------------                -------------------------------
                                           Signature


                                           -------------------------------
                                           Printed Name of Employee

                                                                    EXHIBIT C-1

                                   TXEN, INC.

                                  KEY EMPLOYEE
                          INCENTIVE STOCK OPTION PLAN


                                    RECITALS

A. Pursuant to that certain Agreement entitled: "Stock Purchase Option Agreement" by and among Nichols Research Corporation ("Nichols"), TXEN, Inc. ("Company") and the Shareholders of the Company dated December 16, 1994 as amended, Nichols has been granted an option to acquire all of the outstanding shares of capital stock of the Company for a price per share based upon a formula calculated with respect to the net earnings of the Company for its fiscal year ending June 30, 1997.

B. This Plan is to provide incentive to certain key employees of the Company to contribute to the profits of the Company by their ability, industry, loyalty and exceptional service through making them participants in the Company's success, provided that Nichols deems the net earnings of the Company for the year to be sufficient and it acquires all of the outstanding capital stock of the Company.

C. The Plan makes available 40,000 shares for key employees which will be exercisable only if the Company's net earnings for its fiscal year ending June 30, 1997 exceed $2,285,000.00 and Nichols acquires all of the Company's outstanding shares of capital stock.

D. It is anticipated that holders of options to purchase the Company's shares under this Plan will become entitled to purchase Nichols shares in lieu of the Company's shares after Nichols has exercised its said option with the option price per Nichols' share to be set to give the holder the benefit of the appreciation of the value of the Company's shares at the time of the acquisition by Nichols over the employee's option price. No options to be granted hereunder will be exercisable unless and until Nichols exercises its said option.

1.       DEFINITIONS.

         "Plan" means this Key Employee Incentive Stock Option Plan.

         "Committee" means the Stock Option Plan Committee of the Board of Directors described in paragraph 3 hereof.

         "Class A Common Stock" means shares of the Company's Class A Common Stock with par value as authorized on the date of adoption of this Plan ($0.002), except as this definition may be modified as provided in paragraph 6 hereof.

         "Company" means TXEN, Inc., an Alabama corporation.

         "Effective Date" means this plan shall be effective as of July 31, 1996.

         "Employees" means persons (including officers, whether or not they are also directors) employed by the Company or a subsidiary thereof, on a full-time basis.

         "Fair Market Value" means the fair market value per share as established from time to time by the Committee.

         "Nichols" means Nichols Research Corporation, a Delaware corporation.

         "Option" means an Option, granted by the Company pursuant to the Plan, to purchase shares of Class A Common Stock.

         "Option Agreement" means a written agreement between the Company and a Participant evidencing an Option.

         "Option Period" means the period from the date of granting of an Option to the date after which such Option may no longer be exercised.

         "Option Price" means the price to be paid for shares of Class A Common Stock being purchased pursuant to an Option.

         "Participant" means an eligible Employee, as described in paragraph 4 hereof, who accepts an Option, or the estate, personal representative or beneficiary thereof having the right to exercise an Option pursuant to the provisions of paragraph 8(f) hereof, as the case may be.

2.       PURPOSE.

         The Plan is intended as an incentive and to encourage the holders of the Options to increase their proprietary interest in the Company's success and to induce them to enter the employment of the Company or encourage them to remain in the employ of the Company.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by a Stock Option Plan Committee, made up of not less than two (2) persons, all of whom shall be members of the Board of Directors and all of whom shall be "disinterested persons," designated by resolution of the Board of Directors. Committee members shall not be eligible to receive Options under this Plan.

         (b) Subject to the provisions of the Plan, the Committee shall have authority in its discretion: (i) to construe and interpret the Plan and all Options granted hereunder, and to determine the terms and provisions (and amendments thereof) of the Options granted under the Plan, including such terms and provisions (and amendments) as shall be required in the judgment of the Committee to provide that Options under the Plan will be incentive stock options under Section 422A of the Internal Revenue Code of 1986 as it now exists or may from time to time be amended and/or superseded or to conform to any change in any law or regulation applicable thereto, and as shall be required in the judgment of the Committee to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934 as it now exists or may from time to time be amended and/or superseded or to conform to any change in any law or regulation applicable thereto; (ii) to define the terms used in the Plan and in the Options granted thereunder; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan;
(iv) to determine the individuals to whom and the time or times at which Options shall be granted, the price, and the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan; and (v) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

         (c) A quorum for the transaction of business of the Committee shall be two (2) members, and any action of the Committee with respect to the Plan shall be taken by unanimous vote of the members present at a duly constituted meeting of the Committee or by written consent of all of the members of the Committee without the holding of a meeting.

4.       ELIGIBILITY.

         Subject to the exclusions relating to "disinterested persons" set forth in paragraph 3 hereof, the individuals who shall be Participants shall be
(a) such Key Employees who are recommended by the Committee from time to time; and (b) employees of corporations which are merged or consolidated with the Company, or whose assets or stock is acquired by the Company, who become Employees and who are similarly recommended.


5.       STOCK AND NUMBER OF SHARES AVAILABLE FOR OPTIONS.

         The shares of Class A Common Stock subject to Options and the provisions of the Plan shall be shares of Class A Common Stock reacquired by the Company. Subject to the provisions of paragraph 6 hereof, 40,000 shares of the Class A Common Stock of the Company will be reserved for issue upon exercise of Options granted under the Plan. If any such Options shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to Options heretofore granted shall again be available for purposes of the Plan.

         No Participant shall receive Options, first exercisable during any single calendar year, for shares, the Fair Market Value of which (determined at the time of grant of the Options) exceeds $100,000. Accordingly, no Participant shall be entitled to exercise Options in any single calendar year, except to the extent first exercisable in previous calendar years, for shares of Class A Common Stock the value of which (determined at the time of grant of the Options) exceeds $100,000.

         Subject to the provisions of this paragraph 5, Participants shall be granted Options for such number of shares of Class A Common Stock as may be recommended by the Committee.

6.       RECAPITALIZATION OR CHANGE IN PAR VALUE OF CLASS A COMMON STOCK.

         The number of shares and the Option Price for the shares covered by each outstanding Option shall all be proportionately adjusted for any increase or decrease in the number of shares of Class A Common Stock resulting from a subdivision or consolidation of the issued shares of Class A Common Stock or the payment of a stock dividend on Class A Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. In the event of a change in the Company's presently authorized Class A Common Stock which is limited to a change of all of its presently authorized shares with par value, or any change of the then authorized shares with par value into the same number of shares without par value, or any change of the then authorized shares with par value, the shares resulting from any such change shall be deemed to be Class A Common Stock as defined in paragraph 1. In the event that the outstanding shares of Class A Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, of Nichols, or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation, whether or not the Company shall be the surviving corporation then, there shall be substituted for each share of Class A Common Stock subject to any such Option and for each share of Class A Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option the number and kind of shares of stock or other securities into which each outstanding share of Class A Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this paragraph 6, in the number or kind of shares then subject to an Option or Options and of the shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option hereunder and each Stock Option Agreement hereunder entered into in accordance with the Plan. No adjustment or substitution provided for in this paragraph 6 shall require the Company to buy or sell a fractional share under any Stock Option Agreement, and the total substitution or adjustment with respect to each Stock Option Agreement hereunder shall be limited accordingly.

7.       EFFECTIVE AND EXPIRATION DATES OF THE PLAN.

         Options may be granted for five years from the date of the approval of the Plan as provided in paragraph 12 or the date on which the Plan is adopted by the Board of Directors, whichever date is earlier. Any Option outstanding under the Plan at the time of termination of the Plan shall remain in effect until such Option shall have been exercised, shall have expired in accordance with its terms, or shall have been terminated by mutual consent of the parties.

8.       TERMS AND CONDITIONS OF OPTION AGREEMENTS.

         Option Agreements shall be in such form as the Committee shall, from time to time, recommend and all Option Agreements (other than substitute stock options) shall comply with and be subject to the following terms and conditions:

         (a) MEDIUM AND TIME OF PAYMENT: An Option shall be exercised in the manner set forth in the Option Agreement relating thereto and payment in full for all shares being purchased at the time shall be made coincidentally therewith. Such payment shall be in United States dollars effected by means of cash, certified check, bank draft, promissory note, or a combination of the foregoing all in the sole discretion of the Committee. Alternatively, such payment may be made, in whole or in part, in shares of Class A Common Stock of the Company, and any such shares so tendered in payment shall be valued for such purpose at the then Fair Market Value.

         (b) OPTION PRICE: Subject to the provisions of paragraph 6 hereof, no Option Price shall be less than one hundred percent (100%) of the Fair Market Value of the shares of Class A Common Stock on the date of the granting of the Option, provided that in the case of an Option granted to any person then owning more than 10% of the voting power of the Company's stock, the purchase price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares subject to the Option.

         (c) OPTION PERIOD: The Option Period shall not be more than five years from the date the Option is granted.

         (d) DATE AND AMOUNT OF EXERCISE: A Participant must remain in the employ of the Company for two years from the date the Option is granted before he can exercise any part of it, and he may thereafter exercise the Option during the remaining three year term of the Option Period, provided that Nichols must have acquired all of the capital stock of the Company. The Options granted to key employees shall only be exercisable if the Company's net earnings after income taxes exceed $2,285,000 for its fiscal year ending June 30, 1997 as shown in its audited financial statement for such period. The Committee shall have the authority to waive or modify such requirement from time to time as to one or more Participants.

         (e) CESSATION OF EMPLOYMENT OF A LIVING PARTICIPANT: In all cases of cessation of employment of a living Participant after two years from the date of grant other than by reason of normal retirement, the Participant must exercise his Options within thirty (30) days after the date he ceases to be an Employee of the Company or any subsidiary of the Company or such Options shall automatically terminate; in the event of normal retirement a Participant shall have ninety (90) days in which to exercise his Options.

         (f) DEATH OF A PARTICIPANT: In the event of the death of a Participant during employment after two years from the date of his Option, or within the thirty or ninety day periods mentioned in paragraph 8(e), whichever is applicable, his estate or personal representative, as the case may be, shall have the right to exercise his Option at any time within twelve (12) months from the date of his death unless such time is shortened by the requirements of paragraph 8(c). In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine to be necessary or desirable.

         (g) COMPLIANCE WITH LAWS RELATING TO THE SALE OF SECURITIES: The exercise of any Option shall, at the election of the Company, be contingent upon receipt by the Company of a written representation by the Participant that at the time of such exercise it is the intention of the Participant exercising the Option to acquire the shares being purchased for investment and not with a view to, or in connection with, resale or distribution of any Stock of the Company, and to hold said shares indefinitely, or, in the alternative, at the Company's sole election, such action shall be taken by the Company and the Participant prior to the issuance of the shares as the Company shall consider necessary to comply with applicable laws and regulations relating to the sale of securities.

         (h) MERGER AND DISSOLUTION: Subject to any required action by the stockholders of the Company, if the Company shall participate in any merger or consolidation, whether or not the Company is the surviving corporation in such merger or consolidation, any Option shall pertain to and apply to the number and class of the securities to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, the Participant had been the holder of record of a number of shares of Class A Common Stock equal to the number of shares covered by such unexercised portion of his Option. In a dissolution or liquidation of the Company every outstanding Option shall terminate.

         (i) ASSIGNABILITY: No Option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, the Option shall be exercisable only by him. The executors, administrators, legal representatives, distributees and legatees of a Participant are, after the death of such Participant, referred to as the "Participant" with respect to any Options granted to such Participant.

         (j) RIGHTS AS A STOCKHOLDER: A Participant shall have no rights as a stockholder with respect to shares covered by his Option until the date of the issuance or transfer of shares to him. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are issued or transferred.

         (k) EFFECT OF OTHER OUTSTANDING OPTIONS: An Option shall be exercisable whether or not there is outstanding (within the meaning of the applicable provisions of the Internal Revenue Code) any stock option theretofore granted to the Participant to purchase stock in the Company or any corporation which on the date of the grant of the Option is a parent or subsidiary corporation of the Company or any predecessor corporation of any such corporation.

         (l) DISPOSITION OF SHARES PRIOR TO TWO YEARS: If a Participant shall dispose of any of the shares purchased pursuant to an Option within two
(2) years from the date of the granting of the Option or within one (1) year from the date the shares were acquired by him, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Participant shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares.

         (m) OTHER PROVISIONS: Option Agreements shall contain such other terms and conditions not inconsistent with the provisions of this paragraph 8 or the other provisions of the Plan as the Committee shall recommend and the Board of Directors shall deem advisable.

9.       INDEMNIFICATION AND EXCULPATION.

         (a) Each person who is or shall have been a member of the Board of Directors or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

         (b) Each member of the Board of Directors or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished in connection with the administration of this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee, or an officer or employee of the Company be liable for any determination made or other action taken or any omission to act in reliance upon any such information or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

10.      DISCONTINUANCE AND AMENDMENT OF THE PLAN.

         The Board of Directors may, from time to time, alter, amend, suspend, or discontinue the Plan with respect to any shares as to which Options have not been granted. The Board of

Directors may not without the consent of the Participant to whom any Option shall theretofore have been granted, alter, amend, suspend or discontinue the Plan with respect to shares as to which Options have been granted to such Participant, if the effect of such alteration, amendment, suspension or discontinuance would be to adversely affect the rights of such Participant under such Option. The Board of Directors may not amend the Plan without the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state in which the Company is incorporated, if such amendment would (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the number of shares which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan.

11.      APPLICATION OF PROCEEDS.

         The proceeds received by the Company from the sale of stock pursuant to Options will be used for general corporate purposes.

12.      TIME OF GRANTING OF OPTIONS.

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company and no action taken by the Committee shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed and delivered by or on behalf of the Company and the employee to whom such Option is granted.

13.      SHAREHOLDER APPROVAL OF PLAN.

         This Plan shall become effective upon the adoption by the Board of Directors, either at a meeting or by unanimous written consent, subject to the approval thereof by Nichols and by holders of a majority of the Company's voting shares present in person or by proxy at a duly constituted meeting or by unanimous written consent. Such shareholder approval must be within twelve months after the Plan is adopted by the Board of Directors.

14.      SAVING CLAUSE.

         Any provision of this Plan which, if given effect, would disqualify any Option granted hereunder as an "incentive stock option" under the terms of the Internal Revenue Code of 1986, or would disqualify the Plan from exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934, shall be null and void and of no effect, and any such provision shall be deemed not to be a part of this Plan for purposes of construction hereof.





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